UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2006

Metabasis Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50785	33-0753322
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11119 North Torrey Pines Road La Jolla, California		92037
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 587-2770

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On March 24, 2006, we entered into a Placement Agent Agreement with Cowen & Co., LLC and Piper Jaffray & Co.  relating to a registered direct offering of up to 4,938,272 shares of our common stock. Under the terms of the transaction, we will sell the common stock at $8.10 per share to a group of institutional investors for gross proceeds of approximately $40 million.  The closing of the offering is expected to take place on March 30, 2006, subject to the satisfaction of customary closing conditions.  A copy of the form of Placement Agent Agreement is attached as Exhibit 1.1 hereto and is incorporated herein by reference.

The common stock will be issued pursuant to a prospectus supplement to be filed with the Securities and Exchange Commission on March 27, 2006, in connection with a takedown from our shelf registration statement on Form S-3 (File No. 333-131518), which became effective on February 22, 2006.  A copy of the opinion of Cooley Godward LLP relating to the legality of the issuance and sale of the shares in the offering is attached as Exhibit 5.1 hereto.

Item 9.01  Financial Statements and Exhibits.

(d)                                Exhibits.

Number	Description

1.1	Form of Placement Agent Agreement dated March 24, 2006 by and among Metabasis Therapeutics, Inc., Cowen & Co., LLC and Piper Jaffray & Co.

5.1	Opinion of Cooley Godward LLP.

23.1	Consent of Cooley Godward LLP (included in its opinion filed as Exhibit 5.1 hereto).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METABASIS THERAPEUTICS, INC.

	By:	/s/ John W. Beck
John W. Beck
Senior Vice President of Finance, Chief Financial Officer and Treasurer
March 24, 2006

INDEX TO EXHIBITS

Exhibit Number	Description

1.1	Form of Placement Agent Agreement dated March 24, 2006 by and among Metabasis Therapeutics, Inc., Cowen & Co., LLC and Piper Jaffray & Co.

5.1	Opinion of Cooley Godward LLP.

23.1	Consent of Cooley Godward LLP (included in its opinion filed as Exhibit 5.1 hereto).